Exhibit (d)(xxxii)

FORM OF SECURITY AGREEMENT

THIS THIRD LIEN SECURITY AGREEMENT, dated as of [            ], 2008 (this “Security Agreement”), by and among the undersigned (individually, a “Debtor,” collectively, the “Debtors”), and Wilmington Trust Company, as collateral agent (in such capacity, the “Secured Party”), for the benefit of the Holders (as defined in the Indenture (as defined below)).

Recitals

WHEREAS, WCI Communities, Inc., a Delaware corporation (“WCI”), is party to that certain Senior Unsecured Revolving Credit Agreement, dated as of June 13, 2006 (as heretofore, and to the extent permitted under the Intercreditor Agreement (as defined below) as the same may hereafter be, amended, extended, renewed, restated or replaced, the “Revolving Credit Agreement”), by and among WCI, as borrower, the financial institutions from time to time party thereto as lenders (collectively referred to herein as the “Revolving Credit Lenders”), Bank of America, N.A., as administrative agent for the Revolving Credit Lenders (in such capacity, and together with any successor administrative agent appointed in accordance with the applicable terms of the Revolving Credit Agreement, the “Revolving Credit Agent”), and letter of credit issuer, Wachovia Bank, N.A., as syndication agent, Fifth Third Bank, KeyBank National Association, and The Royal Bank of Scotland plc, as co-documentation agents, and Banc of America Securities LLC, Wachovia Capital Markets LLC and RBS Securities Corporation, as joint lead arrangers and joint book managers; and

WHEREAS, WCI is also party to that certain Senior Term Loan Agreement, dated as of December 23, 2005 (as heretofore, and to the extent permitted under the Intercreditor Agreement (as defined below) as the same may hereafter be, amended, extended, renewed, restated or replaced, the “Term Loan Agreement”), by and among WCI, as borrower, the financial institutions from time to time party thereto as lenders (collectively referred to herein as the “Term Loan Lenders”), KeyBank National Association, as administrative agent for the Term Loan Lenders (in such capacity, the “Term Loan Agent”), Keybanc Capital Markets, a division of KeyBank National Association, as co-lead arranger and sole book arranger, and Wachovia Capital Markets, LLC, as co-lead arranger; and

WHEREAS, each Debtor has granted a security interest (the “Credit Facility Security Interest”) in the Collateral (as defined below) pursuant to those certain Security Agreements, each dated as of April 30, 2007, and that certain Security Agreement, dated as of October 16, 2007 (each such Security Agreement, a “Credit Facility Security Agreement,” collectively, the “Credit Facility Security Agreements”), in favor of the Credit Facility Collateral Agent (as defined below); and

WHEREAS, the Revolving Credit Agent and the Term Loan Agent have entered into that certain Collateral Agency Agreement dated as of April 30, 2007, as amended and restated by that certain Restated and Amended Collateral Agency Agreement, dated October 1, 2007, as further amended and restated by that certain Second Restated and Amended Collateral Agency Agreement, dated as of January 16, 2008 (as the same may be, to the extent permitted under the

Intercreditor Agreement, further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”) pursuant to which Bank of America, N.A. was appointed as collateral agent (the “Credit Facility Collateral Agent”) with respect to all liens and security interests in all collateral required to be mortgaged or pledged by any Debtor to secure the obligations of the Debtors under the Revolving Credit Agreement and the Term Loan Agreement and certain guaranties related thereto; and

WHEREAS, WCI and each other Guarantor (as defined in the Second Lien Indenture (as defined below)) have entered into that certain Indenture, dated as of [August 5], 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Indenture”) with American Stock Transfer & Trust Company, LLC, as trustee (in such capacity, the “Second Lien Trustee”), pursuant to which WCI has issued [    ]% Senior Secured Second Lien Notes due 20[    ] in an aggregate principal amount of $[375,000,000]; and

WHEREAS, each Guarantor has entered into a Subsidiary Guarantee, dated as of [            ], 2008 pursuant to which each Debtor has guaranteed the payment of all “Obligations” under the Second Lien Indenture.

WHEREAS, each Debtor has granted a security interest (the “Second Lien Security Interest”) in the Collateral pursuant to that certain Security Agreement, dated as of the date hereof (the “Second Lien Security Agreement”), in favor of the Second Lien Agent (as defined in the Intercreditor Agreement); and

WHEREAS, WCI and each other Guarantor (as defined in the Indenture (as defined below)) have entered into that certain Indenture, dated as of [August 5], 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust Company, as trustee (in such capacity, the “Trustee”), pursuant to which WCI has issued 17 1/2% Senior Secured Third Lien Notes due 2012 in exchange for our outstanding 4.0% contingent convertible senior subordinated notes due 2023; and

WHEREAS, each Guarantor has entered into a Subsidiary Guarantee, dated as of [            ], 2008 pursuant to which each Debtor has guaranteed the payment of all “Obligations” under the Indenture.

WHEREAS, each Debtor, [the Second Lien Trustee, the Trustee,] the Revolving Credit Agent, the Term Loan Agent, the Secured Party and the Second Lien Agent (as defined in the Intercreditor Agreement) have entered into that certain Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”) pursuant to which the Credit Facility Collateral Agent has agreed to act as bailee for the Secured Party with respect to certain liens and security interests in the collateral required to be mortgaged or pledged by any Debtor to secure the obligations of such Debtor under the Indenture; and

WHEREAS, each Debtor wishes to grant a security interest in favor of the Secured Party as herein provided.

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NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Indenture. The term “State,” as used herein, means the State of New York. All terms used herein (whether or not capitalized) that are defined in the Uniform Commercial Code of the State, and not otherwise defined herein, shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9 of the Uniform Commercial Code.

2. Grant of Security Interest.

2.1 Grant of Security Interest. To secure the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance (without duplication) of all Obligations (as defined in the Indenture) (herein, collectively, the “Secured Obligations”), each Debtor hereby grants to the Secured Party, a continuing security interest in, and hereby pledges and assigns to the Secured Party, all of such Debtor’s right, title and interest in, to and under the following properties, assets and rights of such Debtor (other than “Excluded Property”, as hereinafter defined), wherever located, whether now owned or hereafter existing or acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal property and fixtures of every kind and nature, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letters of credit and letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims listed on Schedule 1 hereto (as it may be amended from time to time), securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, [all management fees, condominium or other association fees, membership fees, golf fees]1, insurance claims and proceeds, all general intangibles (including all payment intangibles), and the following types or items of property (collectively, the “Intellectual Property”): all copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of such Debtor, all patents, patent applications, patent licenses, and patentable inventions of such Debtor, and all trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof. The Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original Collateral is subject to each Debtor’s compliance with Section 4.7.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted in Section 2.1 attach to, or the term “Collateral” be deemed to include, any of the following property or assets (collectively, the

[1]	To be discussed which fees are applicable.

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“Excluded Property”): (i) any lease, license, contract, property rights or agreement to which any Debtor is a party or any of its rights or interests thereunder, if, and for so long as, the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement or the violation of any applicable law other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as the condition causing such breach or termination shall be remedied and to the extent severable, and shall attach immediately to any portion of such Excluded Property that does not result in any of the consequences specified above; (ii) any real property; and (iii) any property which the Secured Party shall be reasonably satisfied that the expense, tax or regulatory consequences or difficulty of subjecting such property to a security interest would not, in light of the benefits that will inure to the Secured Party, justify such property being subject to such security interest, and which the Secured Party has agreed in writing to designate an Excluded Property.

2.3 Subordination. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the security interest granted pursuant to Section 2.1 shall, prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement) and the Discharge of the Second Lien Obligations (as defined in the Intercreditor Agreement), be subject and subordinate (pursuant to the terms and conditions of the Intercreditor Agreement) to the Credit Facility Security Interest to secure the obligations pursuant to the Credit Facility Security Agreements and the Second Lien Security Interest to secure the obligations pursuant to the Second Lien Security Agreement. Notwithstanding anything herein to the contrary, the security interest granted to the Secured Party for the benefit of the Holders pursuant to this Security Agreement and the exercise of any right or remedy by the Secured Party hereunder are subject in all instances to the provisions of the Intercreditor Agreement.

3. Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes the Secured Party at any time, to file in any filing office in any applicable Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request. The Debtors shall pay all filing fees, recording costs, taxes and the like with respect to such financing statements.

4. Other Actions. To further the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, and

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without limitation on the Debtors’ other obligations in this Security Agreement, the Debtors agree, in each case at the Debtors’ expense and subject to the Intercreditor Agreement, to take the following actions with respect to the following Collateral:

4.1 Promissory Notes and Tangible Chattel Paper. If any Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, such Debtor, subject to the Intercreditor Agreement, shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank.

4.2 Deposit Accounts. Simultaneously with the execution and delivery of this Security Agreement, each Debtor shall deliver to the Secured Party deposit account control agreements (the “Account Control Agreements”) for each of its deposit accounts in the standard form for each such depository (with such variations as the Secured Party may reasonably require) duly executed by such Debtor to be held by the Secured Party as custodian for such Debtor. The Secured Party is authorized to execute the Account Control Agreements and obtain execution of same by the depository and do all other things necessary to perfect the Secured Party’s security interest therein. The provisions of this paragraph shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Debtor’s salaried employees.

4.3 Investment Property. If any Debtor shall at any time hold or acquire any certificated securities, such Debtor, subject to the Intercreditor Agreement, shall forthwith endorse, assign and deliver the same to the Secured Party accompanied by such instruments of transfer or assignment duly executed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC). If any securities now or hereafter acquired by any Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of such Debtor or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Debtor are held by such Debtor or its nominee through a securities intermediary or commodity intermediary, such Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of such Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with such Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Debtors that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of

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any withdrawal or dealing rights by the Debtors, unless a Default or an Event of Default (as such terms are defined in the Indenture) has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Indenture, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4 Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Debtors shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall use best efforts to obtain promptly an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the Debtors, with instructions from the Secured Party as to such Collateral. The Secured Party agrees with the Debtors that the Secured Party shall not give any such instructions unless a Default or an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to the bailee.

4.5 Electronic Chattel Paper and Transferable Records. If any Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in section 16 of the uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, section 16 of the uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Debtors that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Debtors to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, section 201 of the federal Electronic Signatures in Global and National Commerce Act or section 16 of the uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtors with respect to such electronic chattel paper or transferable record.

4.6 Letter-of-Credit Rights. If any Debtor is at any time a beneficiary under a letter of credit that does not constitute a Supporting Obligation to the Collateral, such Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit, or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Indenture.

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4.7 Commercial Tort Claims. If any Debtor shall at any time hold or acquire a commercial tort claim in addition to those listed in Schedule 1, the Debtor shall immediately notify the Secured Party in a writing signed by such Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

4.8 Other Actions as to Any and All Collateral. Each Debtor further agrees, at the request and option of the Secured Party to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral (but only to the extent perfection may be obtained by the filing of a financing statement, possession or control under the Uniform Commercial Code), including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Debtor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (f) taking all actions under any other law as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Pledge Agreement. Concurrently herewith certain Debtors are executing and delivering to the Secured Party those certain Pledge Agreements dated as of the date hereof (the “Pledge Agreements”) in favor of the Secured Party, pursuant to which such Debtors are pledging to the Secured Party, their right, title and interest in and to all shares of the capital stock, partnership interests, membership interests or other indicia of equity rights issued by each such Debtor’s Subsidiaries. Such pledges shall be governed by the terms of the Pledge Agreements and the Intercreditor Agreement and not by the terms of this Security Agreement.

6. Patent, Trademark and Copyright Security Agreements. Upon the request of the Secured Party, the Debtors shall execute and deliver to the Secured Party, for filing in the United States Patent and Trademark Office, any additional security agreements which the Secured Party deems necessary or desirable for the purposes of evidencing or perfecting the Secured Party’s security interest in the Intellectual Property listed on Schedule 3. The provisions of such additional security agreements shall be supplemental to the provisions of this Security Agreement, and nothing contained in such supplemental security agreements shall derogate from any of the rights or remedies of the Secured Party hereunder. In addition, if at any time any such additional security agreements are requested on behalf of the holders of the Credit Facility Security Interest or Second Lien Security Interest then the Secured Party shall automatically be

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deemed to also have made the same request and with respect to any such additional security agreements currently in favor of the Credit Facility Collateral Agent or the Second Lien Agent on the date hereof, the Debtors shall provide similar additional security agreements to the Secured Party.

7. Representations and Warranties concerning Each Debtor’s Legal Status. Upon the request of the Secured Party, each Debtor agrees to execute and deliver to the Secured Party a certificate signed by such Debtor and entitled “Perfection Certificate,” the form of which is attached hereto as Exhibit A (as amended, supplemented or otherwise updated from time to time, the “Perfection Certificate”). Each Debtor represents and warrants to the Secured Party as follows: (a) such Debtor’s exact legal name is that indicated on Schedule 2, the Perfection Certificate, and on the signature page hereof, (b) such Debtor is an organization of the type, and is organized in the jurisdiction set forth in Schedule 2 and the Perfection Certificate, (c) Schedule 2 and the Perfection Certificate accurately set forth such Debtor’s organizational identification number or accurately state that such Debtor has none, (d) Schedule 2 and the Perfection Certificate accurately set forth such Debtor’s place of business or, if more than one, its chief executive office, as well as such Debtor’s mailing address, if different, (e) all other information set forth on Schedule 2 and the Perfection Certificate pertaining to such Debtor is accurate and complete, and (f) that there has been no change in any information provided on Schedule 2 and the Perfection Certificate since the date on which it was executed by such Debtor. Upon such delivery, each Debtor shall be deemed to have reaffirmed its representations and warranties in this Section 7 as of the date of such delivery.

8. Representations and Warranties concerning the Security Interest. Each Debtor has full power and authority to grant to the Secured Party the security interest in its Collateral pursuant hereto. The execution and delivery by each Debtor of this Security Agreement has been duly authorized by proper corporate or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each Debtor and creates a security interest which is enforceable against each Debtor in all now owned and hereafter acquired Collateral of such Debtor. When financing statements have been filed in the appropriate offices against Debtors, the Secured Party will have a fully perfected security interest in that Collateral in which a security interest may be perfected by filing, subject only to the Credit Facility Security Interest, Second Lien Security Interest and Permitted Liens under (and as defined in) the Indenture. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for either (A) the pledge or grant by Debtors of the Liens purported to be created in favor of the Secured Party hereunder or (B) the exercise by the Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated herein as may be required, in connection with the disposition of any investment property, by laws generally affecting the offering and sale of securities.

9. Covenants Concerning Each Debtor’s Legal Status. Each Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, such Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Debtor does not have an organizational identification number and later obtains one, such Debtor shall promptly notify the Secured Party of such organizational identification

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number, and (c) without providing at least 30 days prior written notice to the Secured Party, such Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

10. Representations and Warranties concerning Collateral, etc. Each Debtor further represents and warrants to the Secured Party as follows: (a) such Debtor is the owner of its Collateral, free from any right or claim of any person or any adverse Lien or other encumbrance, except for the security interest created by this Security Agreement, the Credit Facility Security Interest, Second Lien Security Interest and other Permitted Liens under (and as defined in) the Indenture, (b) none of such Collateral constitutes, or is the proceeds of, “farm products” as defined in section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) such Debtor holds no commercial tort claim except as indicated on the Perfection Certificate or as disclosed in Schedule 1 and (d) all other information set forth on any Debtor’s Perfection Certificate or as disclosed in Schedule 2 pertaining to such Collateral is accurate and complete.

11. Covenants concerning Collateral, etc.

(a) Each Debtor further covenants with the Secured Party as follows: (i) the Collateral of such, to the extent not delivered to the Secured Party pursuant to Section 4 hereof, will be kept at those locations listed on such Debtor’s Perfection Certificate and on Schedule 2 and such Debtor will not remove its Collateral from such locations, without providing at least 15 days prior written notice to the Secured Party, (ii) except for the security interest herein granted, the Credit Facility Security Interest, the Second Lien Security Interest and Permitted Liens under (and as defined in) the Indenture, such Debtor shall be the owner of its Collateral free from any right or claim of any other person, Lien or other encumbrance, and such Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (iii) such Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien or encumbrance in or on the Collateral in favor of any person, other than the Secured Party, except for Liens permitted by the Indenture, (iv) such Debtor will keep its Collateral in good order and repair (ordinary wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon, (v) such Debtor will permit the Secured Party, or its designee, to inspect its Collateral at any reasonable time, wherever located, (vi) such Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon its Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Security Agreement, and (vii) such Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of its Collateral or any interest therein except for dispositions as may be permitted by the Indenture and the Intercreditor Agreement.

(b) Each Debtor further covenants with the Secured Party with respect to the Intellectual Property, that it will: (i) prosecute in a commercially reasonable manner all applications in respect of its Intellectual Property, now or hereafter pending; (ii) except to the extent not required in such Debtor’s reasonable business judgment, make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered copyrights and trademarks; (iii) preserve and maintain all of its material rights in such Intellectual Property and protect such Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in such Debtor’s

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reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in such Intellectual Property; (iv) not abandon any of such Intellectual Property necessary to the conduct of its business in the exercise of such Debtor’s reasonable business judgment; (v) (A) not sell or assign any of its interest in any of such Intellectual Property other than in the ordinary course of business without the prior written consent of the Secured Party; (B) not grant any license or sublicense with respect to any of such Intellectual Property other than as permitted by clause (vi) below hereof without the prior written consent of Secured Party; and (C) maintain the quality of any and all products and services with respect to which such Intellectual Property is used; (vi) not enter into any agreement, including, but not limited to any licensing agreement, that is or may be inconsistent with such Debtor’s obligations under this Security Agreement or the Indenture; (vii) give Secured Party prompt written notice if such Debtor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3 hereto; and (viii) if a Default or Event of Default exists, use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable the Secured Party to exercise its rights and remedies with respect to such Intellectual Property.

12. Insurance. The Debtors shall insure or cause to be insured the Collateral in the manner and to the extent provided in the Indenture.

13. Collateral Protection Expenses; Preservation of Collateral. Subject to the Intercreditor Agreement, in the Secured Party’s discretion, if the Debtors fail to do so, the Secured Party may discharge taxes and other Liens and encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtors agree to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtors to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

14. Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtors shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtors thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

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15. Securities and Deposits. Subject to the Intercreditor Agreement, the Secured Party may at any time following and during the continuance of a Default or Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. Subject to the Intercreditor Agreement, whether or not any Secured Obligations are due, the Secured Party may, following and during the continuance of a Default or Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtors may at an time be applied to or set off against any of the Secured Obligations then due and owing.

16. Notification to Account Debtors and other Persons Obligated on Collateral. Subject to the Intercreditor Agreement, if a Default or an Event of Default shall have occurred and be continuing, the Debtors shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, without prior notice to the Debtors, so notify account debtors and other persons obligated on Collateral. If the Secured Party notifies the Debtors that it has elected to notify account debtors and other persons obligated on Collateral in accordance with the preceding sentence, the Debtors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtors as trustee for the Secured Party without commingling the same with other funds of the Debtors and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Secured Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

17. Power of Attorney.

17.1 Appointment and Powers of Secured Party. Each Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, effective as of the date hereof, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement (subject to the Intercreditor Agreement) and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial

11

Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Security Agreement, all at least as fully and effectively as such Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that such Debtor’s authorization given in Section 3 hereof is not sufficient, to file such financing statements with respect hereto, with or without such Debtor’s signature, or a photocopy of this Security Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature.

17.2 Ratification by Debtor. To the extent permitted by law, each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

18. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 14 hereof. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtors for an act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

19. Rights and Remedies. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtors, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Subject to the Intercreditor Agreement, the Secured Party may in its discretion require the Debtors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtors’ principal office(s) or at such other locations as the Secured Party may reasonably designate

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unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtors at least 10 days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtors hereby acknowledge that 10 days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtors waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

20. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtors acknowledge and agree that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtors acknowledge that the purpose of this Section 20 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 20 without limitation upon the foregoing, nothing contained in this Section 20 shall be construed to grant any rights to the Debtors or to impose any duties on the Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 20. The Secured Party may sell the Collateral without giving any warranties as to the Collateral or may specifically disclaim or modify any warranties of title or the like. The foregoing shall not be considered to adversely affect the commercial reasonableness of any sale

13

of the Collateral. If the Secured Party sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral.

21. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may, subject to the Intercreditor Agreement, be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

22. Suretyship Waivers by Debtors. Each Debtor waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description, other than any notices expressly required by this Security Agreement, the Intercreditor Agreement or the Indenture. With respect to both the Secured Obligations and the Collateral, each Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.

23. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral for, or other assurances of payment of, the Secured Obligations or any of them) or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtors hereby agree that they will not invoke any law relating to the marshaling of Collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Security Agreement, the Intercreditor Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtors hereby irrevocably waive the benefits of all such laws.

24. Proceeds of Dispositions; Expenses. The Debtors shall pay to the Secured Party on demand, any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Secured Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale

14

or other disposition of the Collateral shall be applied to the payment of the Secured Obligations in accordance with the terms and conditions of the Intercreditor Agreement. In the absence of final payment and satisfaction in full of all of the Secured Obligations, the Debtors shall remain liable for any deficiency.

25. Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the exercise or non-exercise by the Secured Party of its rights and remedies hereunder, and the application of any proceeds of the Collateral or other payments made hereunder by the Debtors, shall in all events be subject to any applicable provisions of the Intercreditor Agreement.

26. Overdue Amounts. Until paid, all amounts due and payable by the Debtors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate (as defined in the Indenture).

27. Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

28. Consent to Jurisdiction and Venue.

(a) SUBMISSION TO JURISDICTION. EACH DEBTOR AND SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN THE APPLICABLE FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY DEBTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. EACH DEBTOR AND SECURED PARTY IRREVOCABLY AND UNCONDITIONALLLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR

15

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION [    ] OF THE INDENTURE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

29. Waiver of Jury Trial; Waiver of Consequential Damages.

(a) EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) Except as prohibited by law, each Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding subparagraph (a) any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Security Agreement, and (ii) acknowledges that, in entering into this Security Agreement, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 29.

30. Miscellaneous. The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof. This Security Agreement and all rights and obligations hereunder shall be binding upon the Debtors and their respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns; provided, however, that no Debtor may assign this Security Agreement to any third party. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Debtor acknowledges receipt of a copy

16

of this Security Agreement. When used herein with respect to representations, warranties, covenants and other obligations, the term “Debtors” shall refer to all Debtors on a joint and several basis.

31. Termination; Releases.

(a) This Security Agreement shall not terminate until the indefeasible payment in full of all Secured Obligations and the termination of the Indenture.

(b) Subject to the Intercreditor Agreement, so long as (i) no Default or Event of Default then exists and would not occur as a result of any such transaction, and (ii) such transaction is not otherwise prohibited by the Indenture, any Debtor may sell or otherwise dispose of any portion of its Collateral in an arms-length transaction and the Secured Party at the request and sole expense of such Debtor, shall execute and deliver to such Debtor such releases and other documents reasonably necessary to release the Secured Party’s Lien on such Collateral.

32. Amendments. This Security Agreement may be amended only in writing and executed by Secured Party and Debtors in accordance with the Indenture and the Intercreditor Agreement.

33. Limitation on Liability. Notwithstanding anything contained herein to the contrary, it is the intention of each Debtor and the Secured Party that the grant of the security interest herein by each Debtor not result in a fraudulent conveyance, fraudulent transfer or other transfer that could be set aside in a bankruptcy proceeding. Accordingly, notwithstanding anything contained herein to the contrary, the amount of the Secured Obligations secured by each Debtor’s grant of a security interest in the portion of the Collateral owned by such Debtor shall be limited to an aggregate amount equal to the largest amount that would not render such Debtor’s grant hereunder subject to avoidance under the United States Bankruptcy Code, including without limitation Section 548 thereof, or any comparable provision of applicable state law as of the date of such determination. The amount of the Secured Obligations so limited hereunder may increase from time to time as the maximum amount for which each Debtor would be liable without rendering such grant subject to avoidance under the United States Bankruptcy Code or any comparable provision of applicable state law increases.

34. Reaffirmation. The Debtors hereby ratify and confirm that the Indenture remains in full force and effect and continue to guarantee the full payment and performance of the Secured Obligations (except to the extent specifically limited by the terms of the Indenture).

35. Counterparts. This Security Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, intending to be legally bound, each Debtor has caused this Security Agreement to be duly executed as of the date first above written.

DEBTORS:

WCI Communities, Inc.

Bay Colony of Naples, Inc.

Bay Colony Realty Associates, Inc.

Bay Colony-Gateway, Inc.

Communities Amenities, Inc.

Communities Finance Company, LLC

Communities Home Builders, Inc.

Community Specialized Services, Inc.

Coral Ridge Communities, Inc.

Coral Ridge Properties, Inc.

Coral Ridge Realty Sales, Inc.

Coral Ridge Realty, Inc.

First Fidelity Title, Inc.

Florida Design Communities, Inc.

Florida Lifestyle Management Company

Florida National Properties, Inc.

Gateway Communications Services, Inc.

Gateway Communities, Inc.

Gateway Realty Sales, Inc.

Heron Bay Golf Course Properties, Inc.

Heron Bay, Inc.

Hopewell Crossing Home & Land Company, LLC

JYC Holdings, Inc.

Lake Grove Home & Land Company, LLC

Marbella at Pelican Bay, Inc.

MHI – Rugby Road, L.L.C.

Pelican Bay Properties, Inc.

Pelican Landing Communities, Inc.

Pelican Landing Golf Resort Ventures, Inc.

Pelican Landing Properties, Inc.

Pelican Marsh Properties, Inc.

Poplar Tree LLC

Renaissance at Beacon Hill, LLC

Renaissance at Georgetown Pike, LLC

Renaissance at Oak Creek Club, LLC

Renaissance at Occoquan Walk, LLC

Renaissance at River Creek Towns, LLC

Renaissance Centro Arlington LLC

Renaissance Centro Columbia LLC

Resort at Singer Island Properties, Inc (fka Livingston Road, Inc.)

Sarasota Tower, Inc.

Sun City Center Golf Properties, Inc.

Sun City Center Realty, Inc.

Tarpon Cove Realty, Inc.

Tarpon Cove Yacht & Racquet Club, Inc.

The Colony at Pelican Landing Golf Club, Inc.

Tiburon Golf Ventures, Inc.

Watermark Realty Referral, Inc.

WCI Amenities, Inc.

WCI Architecture & Land Planning, Inc.

WCI Business Development, Inc.

WCI Capital Corporation

WCI Communities Property Management, Inc.

WCI Golf Group, Inc.

WCI Homebuilding Northeast U.S., Inc.

WCI Homebuilding, Inc.

WCI Homes Northeast, Inc. (fka Spectrum Homes, Inc.)

WCI Homes, Inc.

WCI Hunter Mill, LLC

WCI Ireland Inn Corp.

WCI Marketing, Inc.

WCI Mid-Atlantic U.S. Region, Inc.

WCI Northeast Real Estate Development, LLC

WCI Northeast U.S. Region, LLC (fka WCI/Spectrum Communities, LLC)

WCI Ocala 623, Inc.

WCI Realty Connecticut, Inc.

WCI Realty New Jersey, Inc.

WCI Realty New York, Inc.

WCI Realty, Inc.

WCI Title, Inc

WCI Towers Mid-Atlantic U.S.A., Inc.

WCI Towers, Inc.

By:
Name:
In his capacity as Vice President of each Debtor listed above

Address:	24301 Walden Center Drive
Bonita Springs, FL 34134
Telephone:	(239) 498-8544
Facsimile:	(239) 498-8277

Accepted and agreed to

as of the date first above written:

WILMINGTON TRUST COMPANY,
as Secured Party

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1

COMMERCIAL TORT CLAIMS

Schedule 1-1

SCHEDULE 2

DEBTOR INFORMATION

DEBTOR	TYPE OF ORGANIZATION	STATE OF FORMATION	ORGANIZATIONAL ID NUMBER	CHIEF EXECUTIVE OFFICE
Bay Colony of Naples, Inc.	Corporation	Florida	P95000069141	24301 Walden Center Drive, Bonita Springs, Florida 34134
Bay Colony Realty Associates, Inc.	Corporation	Florida	S09654	24301 Walden Center Drive, Bonita Springs, Florida 34134
Bay Colony-Gateway, Inc.	Corporation	Delaware	DE 2515960	24301 Walden Center Drive, Bonita Springs, Florida 34134
Communities Amenities, Inc.	Corporation	Florida	P97000020833	24301 Walden Center Drive, Bonita Springs, Florida 34134
Communities Finance Company, LLC	Limited Liability Company	Delaware	DE 2700472	24301 Walden Center Drive, Bonita Springs, Florida 34134
Communities Home Builders, Inc.	Corporation	Florida	P97000020837	24301 Walden Center Drive, Bonita Springs, Florida 34134
Community Specialized Services, Inc.	Corporation	Florida	P01000068864	24301 Walden Center Drive, Bonita Springs, Florida 34134
Coral Ridge Communities, Inc.	Corporation	Florida	P95000069513	24301 Walden Center Drive, Bonita Springs, Florida 34134
Coral Ridge Properties, Inc.	Corporation	Florida	312563	24301 Walden Center Drive, Bonita Springs, Florida 34134
Coral Ridge Realty Sales, Inc.	Corporation	Florida	691649	24301 Walden Center Drive, Bonita Springs, Florida 34134
Coral Ridge Realty, Inc.	Corporation	Florida	263632	24301 Walden Center Drive, Bonita Springs, Florida 34134
First Fidelity Title, Inc.	Corporation	Delaware	DE 2512706	24301 Walden Center Drive, Bonita Springs, Florida 34134
Florida Design Communities, Inc.	Corporation	Florida	P95000039918	24301 Walden Center Drive, Bonita Springs, Florida 34134
Florida Lifestyle Management Company	Corporation	Florida	417502	24301 Walden Center Drive, Bonita Springs, Florida 34134
Florida National Properties, Inc.	Corporation	Florida	P95000070501	24301 Walden Center Drive, Bonita Springs, Florida 34134
Gateway Communications Services, Inc.	Corporation	Florida	K95549	24301 Walden Center Drive, Bonita Springs, Florida 34134
Gateway Communities, Inc.	Corporation	Florida	P95000069184	24301 Walden Center Drive, Bonita Springs, Florida 34134

Schedule 2-1

Gateway Realty Sales, Inc.	Corporation	Florida	J41061	24301 Walden Center Drive, Bonita Springs, Florida 34134
Heron Bay Golf Course Properties, Inc.	Corporation	Florida	P95000035798	24301 Walden Center Drive, Bonita Springs, Florida 34134
Heron Bay, Inc.	Corporation	Florida	P95000070489	24301 Walden Center Drive, Bonita Springs, Florida 34134
Hopewell Crossing Home & Land Company, LLC	Limited Liability Company	Delaware	DE 3861807	24301 Walden Center Drive, Bonita Springs, Florida 34134
JYC Holdings, Inc.	Corporation	Florida	P98000103177	24301 Walden Center Drive, Bonita Springs, Florida 34134
Lake Grove Home & Land Company, LLC	Limited Liability Company	Delaware	DE 3753167	24301 Walden Center Drive, Bonita Springs, Florida 34134
Marbella at Pelican Bay, Inc.	Corporation	Florida	P97000026120	24301 Walden Center Drive, Bonita Springs, Florida 34134
MHI – Rugby Road, L.L.C.	Limited Liability Company	Virginia	VA S057646-4	24301 Walden Center Drive, Bonita Springs, Florida 34134
Pelican Bay Properties, Inc.	Corporation	Florida	613904	24301 Walden Center Drive, Bonita Springs, Florida 34134
Pelican Landing Communities, Inc.	Corporation	Florida	P95000069170	24301 Walden Center Drive, Bonita Springs, Florida 34134
Pelican Landing Golf Resort Ventures, Inc.	Corporation	Delaware	DE 2967939	24301 Walden Center Drive, Bonita Springs, Florida 34134
Pelican Landing Properties, Inc.	Corporation	Florida	M70023	24301 Walden Center Drive, Bonita Springs, Florida 34134
Pelican Marsh Properties, Inc.	Corporation	Florida	V38355	24301 Walden Center Drive, Bonita Springs, Florida 34134
Poplar Tree LLC	Limited Liability Company	Virginia	S108756-0	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance at Beacon Hill, LLC	Limited Liability Company	Virginia	S042977-1	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance at Georgetown Pike, LLC	Limited Liability Company	Virginia	S095854-8	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance at Oak Creek Club, LLC	Limited Liability Company	Virginia	S121407-3	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance at Occoquan Walk, LLC	Limited Liability Company	Virginia	S139614-4	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance at River Creek Towns, LLC	Limited Liability Company	Virginia	S082878-2	24301 Walden Center Drive, Bonita Springs, Florida 34134

Schedule 2-2

Renaissance Centro Arlington LLC	Limited Liability Company	Virginia	S129234-3	24301 Walden Center Drive, Bonita Springs, Florida 34134
Renaissance Centro Columbia LLC	Limited Liability Company	Maryland	W10299121	24301 Walden Center Drive, Bonita Springs, Florida 34134
Resort at Singer Island Properties, Inc (fka Livingston Road, Inc.)	Corporation	Florida	P00000061305	24301 Walden Center Drive, Bonita Springs, Florida 34134
Sarasota Tower, Inc.	Corporation	Florida	P00000043487	24301 Walden Center Drive, Bonita Springs, Florida 34134
Sun City Center Golf Properties, Inc.	Corporation	Delaware	DE 2703149	24301 Walden Center Drive, Bonita Springs, Florida 34134
Sun City Center Realty, Inc.	Corporation	Florida	417769	24301 Walden Center Drive, Bonita Springs, Florida 34134
Tarpon Cove Realty, Inc.	Corporation	Florida	P96000063749	24301 Walden Center Drive, Bonita Springs, Florida 34134
Tarpon Cove Yacht & Racquet Club, Inc.	Corporation	Florida	P96000095580	24301 Walden Center Drive, Bonita Springs, Florida 34134
The Colony at Pelican Landing Golf Club, Inc.	Corporation	Florida	P96000101295	24301 Walden Center Drive, Bonita Springs, Florida 34134
Tiburon Golf Ventures, Inc.	Corporation	Delaware	DE 2906371	24301 Walden Center Drive, Bonita Springs, Florida 34134
Watermark Realty Referral, Inc.	Corporation	Florida	P94000007203	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Amenities, Inc.	Corporation	Florida	P04000056041	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Architecture & Land Planning, Inc.	Corporation	Florida	P02000031653	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Business Development, Inc.	Corporation	Florida	P04000056037	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Capital Corporation	Corporation	Florida	P01000047010	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Communities Property Management, Inc.	Corporation	Florida	P97000022105	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Communities, Inc.	Corporation	Delaware	DE 2141741	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Golf Group, Inc.	Corporation	Florida	P98000054206	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Homebuilding Northeast U.S., Inc.	Corporation	Florida	P04000056027	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Homebuilding, Inc.	Corporation	Florida	904000056031	24301 Walden Center Drive, Bonita Springs, Florida 34134

Schedule 2-3

WCI Homes Northeast, Inc. (fka Spectrum Homes, Inc.)	Corporation	New York	NONE	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Homes, Inc.	Corporation	Florida	P98000007442	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Hunter Mill, LLC	Limited Liability Company	Delaware	DE 3920738	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Ireland Inn Corp.	Corporation	Florida	P05000129618	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Marketing, Inc.	Corporation	Florida	P0400005608	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Mid-Atlantic U.S. Region, Inc.	Corporation	Delaware	DE 3920741	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Northeast Real Estate Development, LLC	Limited Liability Company	New York	NONE	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Northeast U.S. Region, LLC (fka WCI/Spectrum Communities, LLC)	Limited Liability Company	New York	NONE	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Ocala 623, Inc.	Corporation	Florida	P05000165585	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Realty Connecticut, Inc.	Corporation	Delaware	DE 3943209	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Realty New Jersey, Inc.	Corporation	Delaware	DE 3911955	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Realty New York, Inc.	Corporation	Delaware	DE 3943202	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Realty, Inc.	Corporation	Florida	P96000084355	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Title, Inc	Corporation	Delaware	DE 4003700	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Towers Mid-Atlantic U.S.A., Inc.	Corporation	Delaware	DE 3852380	24301 Walden Center Drive, Bonita Springs, Florida 34134
WCI Towers, Inc.	Corporation	Florida	P04000056011	24301 Walden Center Drive, Bonita Springs, Florida 34134

Schedule 2-4

SCHEDULE 3

INTELLECTUAL PROPERTY

Schedule 3-1

EXHIBIT A

PERFECTION CERTIFICATE

The undersigned, the              of              (the “Debtor”), hereby certifies as follows to WILMINGTON TRUST COMPANY, as collateral agent (in such capacity, the “Secured Party”) for the benefit of the Holders, with reference to a certain Security Agreement dated as of [            ], 2008 (the “Security Agreement”), by and among the Debtor, the other debtors party thereto, and the Secured Party (terms defined in the Security Agreement having the same meanings herein as specified therein, including but not limited to, terms used in the Security Agreement and defined by reference to the Indenture):

1.	Name. The exact legal name of the Debtor as that name appears on its certificate of incorporation is as follows:

2.	Other identifying Factors.

(a)	The following is a mailing address for the Debtor:

(b)	If different from its indicated mailing address, the Debtor’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

(c)	The following is the type of organization of the Debtor:

(d)	The following is the jurisdiction of the Debtor’s organization:

(e)	The following is the Debtors state issued organizational identification number [state “None” if the state does not issue such a number]:

(f)	The Debtor’s federal taxpayer identification number is .

3.	Other Names, etc.

(a)	All legal name changes of the Debtor effected since such date, if any, are as follows:

Name	Effective Date of Name Change	Name of Document Filed with the Secretary of State of Jurisdiction of Debtor’s Organization

Exhibit A Page 1

(b) The following are all trade names and trade styles used by the Debtor, or any of its divisions or business units during the past 5 years.

Trade Name/Style	Jurisdiction(s) of Use

(c) The following are the names of all companies which have been merged into the Debtor or as to which the Debtor became the successor by merger, consolidation, amalgamation, or change in form, during the past 5 years:

Name and Address	Jurisdiction of Organization	Effective Date	Name of Document Filed With Secretary of State of Jurisdiction of Company’s Organization

4. Fixtures.2

(a) The following real estate locations are owned by the Debtor:

Address (County, City, State, Zip)	Recordation Information

(b) The following real estate locations are leased by the Debtor:

Address (County, City, State, Zip)	Lessor/Record Owner

5. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 1 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor’s business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.

6. File Search Reports. Attached hereto as Schedule 2 is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Secured Party) (i) in each jurisdiction identified in Section 2(d) with respect to each name set forth in Section 1 or 3, and (ii) from each filing officer in each real estate recording office identified in

[2]	For purposes of tax lien and judgment lien searches, we will need similar information regarding the location of tangible personal property.

Exhibit A Page 2

Section 4 with respect to real estate on which Collateral consisting of fixtures are or are to be located. Attached hereto as Schedule 2 is a true copy of each financing statement or other filing identified in such file search reports.

7. UCC Filings. A duly authorized financing statement, in a form acceptable to the Secured Party and containing the indication of the Collateral has been duly filed in the central Uniform Commercial Code filing office in the jurisdiction identified in Section 2(d) and in each real estate recording office in the jurisdictions referred to in Section 4. Attached hereto as Schedule 3 is a true copy of each such filing duly acknowledged or otherwise identified by the filing office.

8. Termination statements. A duly authorized termination statement or release in form acceptable to the Secured Party has been duly filed with respect to any liens identified in Section 6 in each applicable jurisdiction. Attached hereto as Schedule 4 is a true copy of each such filing duly acknowledged or otherwise identified by the filing office [and of each such release].

9. 10. Filing Fees. All filing fees and taxes payable in connection with the filings described in Sections 7 and 8 have been paid, or the payment thereof duly provide for by the Debtor.

Exhibit A Page 3

IN WITNESS WHEREOF, we have hereunto signed this certificate on [            ] [    ], 2008.

Name:
Title:

Exhibit A Page 4

SCHEDULE 1 TO

PERFECTION CERTIFICATE

PURCHASES, ACQUISITIONS AND OTHER TRANSACTIONS

Schedule 1-1

SCHEDULE 2 TO

PERFECTION CERTIFICATE

LIEN SEARCH REPORT

Schedule 2-1

SCHEDULE 3 TO

PERFECTION CERTIFICATE

UCC FINANCING STATEMENTS

Schedule 3-1

SCHEDULE 4 TO

PERFECTION CERTIFICATE

UCC TERMINATION STATEMENTS / RELEASES

Schedule 4-1